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                                  EXHIBIT 1.4





                                 July ___, 1997



Argent Securities, Inc.
3340 Peachtree Road, Suite 450
Atlanta, Georgia  30326

         RE: KARTS INTERNATIONAL INCORPORATED - LOCK-UP AGREEMENT CONVERTIBLE PREFERRED STOCKHOLDERS

Gentlemen:

         The undersigned understands that Karts International Incorporated (the "Company") has filed a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission in connection with a proposed public offering (the "Offering") underwritten by Argent Securities, Inc. (the "Underwriter") of 1,400,000 shares of common stock, par value $.001 per share (the "Common Stock") and 1,400,000 warrants (the "Warrants") to purchase shares of Common Stock. In addition, the Underwriter has been granted an option to purchase from the Company up to an additional aggregate of 210,000 shares of Common Stock and 210,000 Warrants for the sole purpose of covering over-allotments, if any.

         In connection with the Offering, the undersigned agrees that, except as hereinafter provided, such undersigned will not, without the Underwriter's prior written consent, sell, contract to sell or otherwise dispose of any shares of Common Stock issued upon conversion of the Preferred Shares, 1996 Warrants, common stock issued upon exercise of the 1996 Warrants, options, convertible securities, or other equity securities of the Company (including any other securities of the Company issuable upon exercise or conversion of any warrants, options or convertible securities), now owned or hereinafter acquired, whether directly or indirectly or beneficially (as defined in Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) by such undersigned (all such securities referred to collectively herein as the "Securities") for a period of eighteen months from the effective date ("Effective Date") of the Registration Statement.

         Notwithstanding the foregoing, the undersigned reserves the right to sell or otherwise dispose of the Securities owned by such undersigned in a privately negotiated transaction, provided that (i) the purchaser agrees in advance in writing with the Underwriters to the restrictions on transfer of the Securities set forth herein and (ii) the disposition is otherwise in accordance with the federal securities and other laws.
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Argent Securities, Inc.
July ___, 1997
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         Further, during the four year period following the Effective Date of the Registration Statement, the undersigned grants to the Underwriters the right of first refusal to sell any and all securities owned by the undersigned which the undersigned may desire to sell, provided that the price and terms of execution offered by the Underwriters are at least favorable as may be obtained by the undersigned from other brokerage firms.

         The undersigned will permit an appropriate restrictive legend to be applied to all certificates evidencing the Securities and will cause the transfer agent for the Company to note such restriction on the transfer books and records of the Company.

         This agreement shall be binding upon any pledgee or any transferee of the undersigned and shall be binding on the heirs, legal representatives, transferees and assigns of the undersigned. Any attempted sale, transfer or other disposition in violation of the agreement shall be null and void. The undersigned acknowledges that this agreement was a material inducement to the Underwriters to act as the Company's underwriters and agrees that the Underwriter's remedies at law may be inadequate in the event of a violation of this agreement and, in such event, agrees to pay the Underwriter's costs and expenses, including attorney's fees, of enforcing this agreement, which may include costs of an action seeking to enjoin such violation.

         The undersigned hereby represents and warrants that, as of the Effective Date, the undersigned owns (or will own) the amount and type of securities set forth below:

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